UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): May 20, 2015

                                 AMERICANN, INC.
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             (Exact name of registrant as specified in its charter)

     Delaware                           000-54231               27-4336843
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(State or other jurisdiction      (Commission File No.)     (IRS Employer
  of incorporation)                                          Identification No.)

                          3200 Brighton Blvd. Unit 114
                                Denver, CO 80216
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 862-9000


          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement

     In 2014 the Company entered into a Loan and Consulting Agreement with Nature's Own Wellness Center, LLC, and 4900 Jackson, LLC ("4900"), collectively "Nature's Own". Pursuant to the Loan Agreement, the Company lent Nature's Own $1,000,000 on a secured basis. The proceeds of the $1,000,000 were to be used to convert an existing 15,000 square foot warehouse into a cannabis growing and processing facility.

     The loan had a 30-month term and had an annual interest rate of 18% which was payable monthly. Pursuant to the Consulting Agreement, Nature's Own was to pay the Company $300,000 in consulting fees for its cannabis operations over a 30-month period.

     On January 1, 2015 the Company modified the Loan and Consulting Agreement with Nature's Own. The modification eliminated the required principal payments for the months of January through May 2015 and increased the final principal payment due December 1, 2016 to $182,531. The Consulting Agreement was modified to extend the term under which consulting fees were due by five months to May 31, 2017.

     In early May 2015, Nature's Own's interest in the growing and processing facility was purchased by 4900 and 4900 assumed Nature's Own obligations under the Loan and Consulting agreements. On May 20, 2015, the Company modified the Loan and Consulting Agreement with 4900. Pursuant to the modified Loan Agreement, 4900 made a payment to the Company of $300,000 on the outstanding loan balance of $965,000 and the interest rate on the loan decreased from 18% to 12%. The loan will mature on May 1, 2017. The Consulting Agreement was modified such that 4900 will pay the Company $5,000 per month, rather than $10,000 per month, until May 31, 2017. The proceeds of the loan will continue to be used to develop the cannabis growing and processing facility.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2015
                                      AMERICANN, INC.


                                      By /s/ Timothy Keogh
                                         ---------------------------------
                                         Timothy Keogh, Chief Executive Officer